                                                             EXHIBIT (A)(1)(III)


                               AMREP CORPORATION

                         NOTICE OF GUARANTEED DELIVERY
                           OF SHARES OF COMMON STOCK

        This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates for the shares of common stock of AMREP Corporation are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the Letter of Transmittal to be delivered to the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (defined below)). Such form may be delivered by hand or transmitted by mail or overnight courier, or (for Eligible Institutions only) by facsimile transmission, to the Depositary. See Section 3 of the Offer to Purchase. THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE TIME SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

                        THE DEPOSITARY FOR THE OFFER IS:

                              THE BANK OF NEW YORK


              BY MAIL                   BY FACSIMILE TRANSMISSION      BY HAND OR OVERNIGHT COURIER

REORGANIZATION SERVICES DEPARTMENT   (for Eligible Institutions only)     REORGANIZATION SERVICES
          P.O. BOX 11248                      (212) 815-6213                    DEPARTMENT
       CHURCH STREET STATION          CONFIRM FACSIMILE TRANSMISSION        101 BARCLAY STREET
   NEW YORK, NEW YORK 10286-1248               BY TELEPHONE             RECEIVE AND DELIVER WINDOW
                                              (212) 815-6173             NEW YORK, NEW YORK 10286


        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

        The undersigned hereby tenders to AMREP Corporation, an Oklahoma corporation (the "Company"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 4, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $.10 per share (the "Shares"), of the Company listed below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

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                                        Name(s)  (Please Print):

NUMBER OF SHARES:

                                        ----------------------------------------

                                        ----------------------------------------
                                        Address(es):

---------------------                   ----------------------------------------

                                        ----------------------------------------
                                                  (INCLUDING ZIP CODE)

CERTIFICATE NOS: (IF AVAILABLE)

---------------------
                                        ----------------------------------------
                                                     (SIGNATURE(S))

/ / Check here if Shares will be tendered by book-entry transfer and complete the following:

Name of Tendering Institution:
                              --------------------------------------------------

                              --------------------------------------------------
                                         (AREA CODE AND TELEPHONE NUMBER)

 Account No.:________________

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                          PRICE (IN DOLLARS) PER SHARE
                       AT WHICH SHARES ARE BEING TENDERED
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   IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE, A SEPARATE NOTICE OF
           GUARANTEED DELIVERY FOR EACH PRICE SPECIFIED MUST BE USED
--------------------------------------------------------------------------------
  CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED (EXCEPT AS PROVIDED IN THE ODD LOTS BOX AND INSTRUCTIONS BELOW), THERE IS NO
                             VALID TENDER OF SHARES
--------------------------------------------------------------------------------
           SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER

/ / The undersigned wants to maximize the chance of having the Company purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares at, and is willing to accept, the Purchase Price determined by the Company in accordance with the terms of the Offer. This action could result in receiving a price per Share as low as $5.25 or as high as $7.00.

               CHECK EITHER THE BOX ABOVE OR CHECK ONE BOX BELOW

               SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER


/ /  $5.25     / /  $5.50     / /  $5.75     / /  $6.00     / /  $6.25     / /  $6.50     / /  $6.75     / /  $7.00
/ /  $5.375    / /  $5.625    / /  $5.875    / /  $6.125    / /  $6.375    / /  $6.625    / /  $6.875


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                                       2

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                                    ODD LOTS

        This section is to be completed ONLY if Shares are being tendered by or on behalf of a person who owns beneficially, as of the close of business on May 4, 2000 and who continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares (including Shares allocated to the person's account under the Savings Plan (as defined in the Offer to Purchase)).

        The undersigned either (check one box):

               / / owned beneficially, as of the close of business on May 4, 2000 and continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares, all of which are being tendered, or

               / / is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, for the beneficial owner thereof, Shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner, that such beneficial owner owned beneficially, as of the close of business on May 4, 2000, and continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares (including ESOP Shares (as defined in the Offer to Purchase) allocated to such person's account under the Savings Plan (as defined in the Offer to Purchase)) and is tendering all of such Shares.

        If you have checked either box above in this Odd Lots table and do not wish to specify a purchase price, check the following box, in which case you will be deemed to have tendered at the Purchase Price determined by the Company in accordance with the terms of the Offer (persons checking this box should not indicate the price per Share in the preceding table captioned "Price (In Dollars) Per Share At Which Shares Are Being Tendered)." / /

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                                       3

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                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, an Eligible Institution (as defined in the Offer to Purchase), hereby guarantees (i) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, (ii) that such tender of Shares complies with Rule 14e-4, and (iii) to deliver to the Depositary at one of its addresses set forth above certificate(s) for the Shares tendered hereby, in proper form for transfer (or Book-Entry Confirmation (as defined in the Offer to Purchase)) together with a properly completed and duly executed Letter(s) of Transmittal (or manually signed facsimile(s) thereof), with any required signature guarantee(s), or an Agent's Message (as defined in the Offer to Purchase) with a book-entry transfer, and any other documents required by the Letter of Transmittal, all within three New York Stock Exchange, Inc. trading days after the date hereof.

----------------------------------      ----------------------------------------
Name of Firm                            Authorized Signature

----------------------------------      ----------------------------------------
Address                                 Name

----------------------------------      ----------------------------------------
City, State, Zip Code                   Title

----------------------------------
Area Code and Telephone  Number

Dated:  _______________, 2000

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                 DO NOT SEND SHARE CERTIFICATES WITH THIS FORM.

                   YOUR SHARE CERTIFICATES MUST BE SENT WITH
                           THE LETTER OF TRANSMITTAL.